  Exhibit 99.1

Cellular Biomedicine Group Announces Grand Opening of Global Research and Development Center in Gaithersburg, Maryland

SHANGHAI, China and CUPERTINO, Calif., June 22, 2018 (GLOBE NEWSWIRE) -- Cellular Biomedicine Group Inc. (NASDAQ: CBMG) (“CBMG” or the “Company”), a clinical-stage biopharmaceutical firm engaged in the development of immunotherapies for cancer and stem cell therapies for degenerative diseases, today announced the grand opening of a new research and development center in Gaithersburg, Maryland.

“We are elated to announce the opening of a research center located in the heart of a renowned cancer cell therapy knowledge and biotech research hub,” commented Tony (Bizuo) Liu, CEO of CBMG. “This biotech ecosystem is well suited for working with top scientific talents and we believe it will help to showcase our robust oncology research pipeline to new recruits and potential collaborating partners. We intend to equip this new research center with significant laboratory capabilities. Our goal is for this research center to work closely with our R&D staff in China to assist and accelerate our research and product development process in the preclinical pipeline for our CAR-T, TCR and other technology platforms. Following the completed R&D process for these therapies, we plan to conduct proof of concept trials in China. We will then leverage our world class GMP manufacturing facilities in China to conduct clinical trials for therapies designed to deliver cutting edge translational medicine to the patients expeditiously .”

About CBMG
Cellular Biomedicine Group, Inc. (NASDAQ:CBMG) develops proprietary cell therapies for the treatment of cancer and degenerative diseases. We conduct immuno-oncology and stem cell clinical trials in China using products from our integrated GMP laboratory. Our GMP facilities in China, consisting of twelve independent cell production lines, are designed and managed according to both China and U.S. GMP standards.  Our Shanghai facility includes a ”Joint Laboratory of Cell Therapy” with GE Healthcare and a “Joint Cell Therapy Technology Innovation and Application Center” with Thermo Fisher Scientific, which partnerships focus on improving manufacturing processes for cell therapies. CBMG currently has ongoing CAR-T Phase I clinical trials in China; CARD-1 for Diffuse Large B-cell Lymphoma (DLBCL) and Non-Hodgkin Lymphoma (NHL) and CALL-1 for adult Acute Lymphoblastic Leukemia (ALL), utilizing CBMG’s proprietary and optimized CD19 construct, a Phase IIb trial in China for Rejoin® autologous Human Adipose-derived Mesenchymal Progenitor Cell (haMPC) for the treatment of Knee Osteoarthritis (KOA) as well as a Phase I trial in China for AlloJoin™ (CBMG’s “Off-the-Shelf” haMPC) for the treatment of KOA. . CBMG is included in the broad-market Russell 3000® Index and the small-cap Russell 2000® Index, and the Loncar China BioPharma index . To learn more about CBMG, please visit www.cellbiomedgroup.com.

CBMG Press Room	www.CellBioMedGroup.com	PR201809

Forward-Looking Statements

Statements in this press release relating to plans, strategies, trends, specific activities or investments, and other statements that are not descriptions of historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include those regarding our ability to implement our plans, strategies and objectives for future operations, including our plan to configure part of our Shanghai facility with GE Healthcare’s FlexFactory platform, our ability to execute on proposed new products, services or development thereof, results of our clinical research and development, regulatory infrastructure governing cell therapy and cellular biopharmaceuticals, our ability to enter into agreements with any necessary manufacturing, marketing and/or distribution partners for purposes of commercialization, our ability to seek intellectual property rights for our product candidates, competition in the industry in which we operate, overall market conditions, any statements or assumptions underlying any of the foregoing and other risks detailed from time to time in CBMG’s reports filed with the Securities and Exchange Commission, quarterly reports on form 10-Q, current reports on form 8-K and annual reports on form 10-K. Forward-looking statements may be identified by terms such as “may,” “will,” “expects,” “plans,” “intends,” “estimates,” “potential,” or “continue,” or similar terms or the negative of these terms. Although CBMG believes the expectations reflected in the forward-looking statements are reasonable, they cannot guarantee that future results, levels of activity, performance or achievements will be obtained. CBMG does not have any obligation to update these forward-looking statements other than as required by law.

Contacts:
Sarah Kelly
Director of Corporate Communications, CBMG
+1 408-973-7884
sarah.kelly@cellbiomedgroup.com

CBMG Press Room	www.CellBioMedGroup.com	PR201809